EXHIBIT 12


                            THE MEAD CORPORATION
                     RATIO OF EARNINGS TO FIXED CHARGES
    (Mead and consolidated subsidiaries, with Mead's share of investees)

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

                                                     Three
                                                    Quarters
                                                     Ended                    Year Ended December 31,
                                                    Sept. 29,     ------------------------------------------------
                                                      1996           1995        1994      1993     1992    1991
                                                  -------------   ---------    --------  -------   ------  ------
                                                                         (All dollar amounts in millions)

Earnings:
    The Mead Corporation earnings
      from continuing operations before
      income taxes                                        $252.9     $487.7     $52.4    $135.0    $15.8    $64.3

    Mead's share of earnings (loss) of investees
      before income taxes                                    1.6       63.4      95.7      30.3      9.4    (31.1)

    Interest and debt expense                               51.5       86.0     113.4     107.5    116.0    137.4

    Amortization of capitalized interest                     4.1        5.2       5.9       7.9      6.4      6.5

                                                            12.2       16.9      18.0      16.5     17.3     16.4
    Portion of rental expense deemed to be interest       ------     ------    ------    ------   ------   ------
                                                          $322.3     $659.2    $285.4    $297.2   $164.9   $193.5
                                                          ======     ======    ======    ======   ======   ======

Combined fixed charges:
    Interest and debt expense:
       The Mead Corporation                                $40.3      $69.4    $101.1     $94.6    $99.5   $112.9

    Mead's share of investees                               11.2       16.6      12.3      12.9     16.5     24.5
                                                            ----      -----    ------     -----    -----    -----

                                                            51.5       86.0     113.4     107.5    116.0    137.4
                                                            ----       ----    ------    ------    -----   ------

Capitalized interest:                                        5.3        2.0       5.7       2.6      2.3      4.5
    The Mead Corporation                                    ----       ----    ------    ------    -----   ------

Amortization of capitalized interest:
    The Mead Corporation                                     3.6        4.5       4.6       6.5      4.9      4.9

    Mead's share of investees                                0.5        0.7       1.3       1.4      1.5      1.6
                                                            ----       ----    ------    ------    -----    -----

                                                             4.1        5.2       5.9       7.9      6.4      6.5
                                                            ----       ----    ------    ------    -----    -----

Portion of rental expense deemed to be interest:
    The Mead Corporation                                    11.9       16.4      17.6      16.2     17.3     16.3

    Mead's share of investees                                0.3        0.5       0.4       0.3      0.0      0.1
                                                            ----      -----      -----   ------    -----    -----

                                                            12.2       16.9      18.0      16.5     17.3     16.4
                                                            ----     ------    ------    ------    -----   -------
                                                            69.0     $104.9    $137.1    $126.6   $135.6   $158.3
                                                            =====    ======    ======    ======   ======   ======

Ratio of earnings to fixed charges                           4.7        6.3       2.1       2.3      1.2      1.2
                                                            =====    ======    ======    ======   ======    =====
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